Exhibit C
                                CSW Energy, Inc.
                        Consolidated Statement of Income
                   For the Twelve Months ended June 30, 1998
                                    Unaudited
                                     $000's



OPERATING REVENUE
   Equity in income from energy projects                       $ 14,510
   Elecricity and Thermal Revenues                               51,571
   Operation and maintenance services                             5,101
   Other                                                          3,442
                                                               ---------
         Total operating Revenue                                 74,625

OPERATING EXPENSES
   Salaries, wages, and benefits                                  5,611
   Fuel expense                                                  32,695
   Loss on construction contract                                      -
   Operation and maintenance services                            14,271
   General and administrative                                     6,301
   Nonrecoverable project development costs                           -
                                                               ---------
         Total operating expenses                                58,878

Income from Operations                                           15,747

OTHER INCOME (EXPENSE)
   Interest income                                               16,873
   Interest expense                                             (21,435)
   Other, net                                                        64
                                                               ---------
         Total other income (expense)                            (4,498)

INCOME (LOSS) BEFORE INCOME TAXES                                11,249
                                                               ---------

PROVISION (BENEFIT) FOR INCOME TAXES                              4,515
                                                               ---------


         Net income (loss)                                    $   6,734
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